Exhibit 23.2


                      CONSENT OF J.P. MORGAN SECURITIES INC.


      We hereby consent to (i) the use of our opinion letter to the Board of Directors of First Security Corporation (the "Company") included as Exhibit 23.2 to the Post-Effective Amendment No. 1 to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Zions Bancorporation, and (ii) the references to such opinion in such Post-Effective Amendment. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    J.P. MORGAN SECURITIES INC.


                                    By: /s/ Gail M. Rogers
                                        --------------------------------------
                                        Name:  Gail M. Rogers
                                        Title:  Managing Director


March 20, 2000